UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2022

Century Aluminum Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2022, Century Aluminum Company (the “Company”) and certain of its direct and indirect domestic subsidiaries (together with the Company, the “Borrowers”), entered into Amendment No. 4 (the "Fourth Amendment") to its existing Second Amended and Restated Loan and Security Agreement, dated as of May 16, 2018, by and among the Borrowers, the financial institutions party thereto as lenders (the "Lenders") and Wells Fargo Capital Finance, LLC, as agent for the Lenders (the “Agent”), as amended, modified and supplemented from time to time (the “Existing Credit Facility”). Pursuant to the Fourth Amendment, the Borrowers, Agent and Lenders agreed to amend the Existing Credit Facility to, among other items, (i) increase the maximum revolving credit amount and related aggregate revolving loan commitments from $220 million to $250 million (the "Increased Facility”), including an increase in the letter of credit sub-facility from $110 million to $150 million, (ii) extend the maturity date of the Existing Credit Facility to June 14, 2027 and (iii) replace the LIBOR interest rate to an adjusted term Secured Overnight Financing Rate (or “Adjusted Term SOFR”, as defined in the Existing Credit Facility). In addition, certain adjustments were made to the borrowing base calculations and financial covenants in respect of the Increased Facility.

The description of the Fourth Amendment and the Increased Facility set forth above is necessarily limited and is qualified in its entirety by reference to the full terms and conditions of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 13, 2022. A total of 85,373,641 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 93.6% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is set forth below.

Proposal No. 1: Election of Jarl Berntzen, Jennifer Bush, Jesse Gary, Errol Glasser, Wilhelm van Jaarsveld and Andrew Michelmore to the Company's Board of Directors

The six persons nominated to serve as directors of the Company received the following number of votes and were elected as directors to serve a one-year term expiring at the annual meeting of stockholders in 2023:

Name	For	Withheld	broker Non-Votes
Jarl Berntzen	78,400,131	2,118,941	4,854,569
Jennifer Bush	80,269,939	249,133	4,854,569
Jesse Gary	80,070,784	448,288	4,854,569
Errol Glasser	78,685,982	1,833,090	4,854,569
Wilhelm van Jaarsveld	80,038,494	480,578	4,854,569
Andrew Michelmore	65,089,489	15,429,583	4,854,569

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2022 as follows:

For	Against	Abstain	broker Non-Votes
84,136,513	970,275	266,853	—

Proposal No. 3: Advisory Vote on the Compensation of Named Executive Officers

The stockholders approved through a non-binding advisory vote the 2022 compensation of the Company’s named executive officers as described in the Company’s proxy statement as follows:

For	Against	Abstain	broker Non-Votes
78,938,204	1,494,535	86,333	4,854,569

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Amendment No. 4, dated as of June 14, 2022 to the Second Amended and Restated Loan and Security Agreement, dated as of May 16, 2018, among Century Aluminum Company, Century Aluminum of South Carolina, Inc., Century Aluminum of Kentucky General Partnership, NSA General Partnership and Century Aluminum Sebree LLC, as borrowers, and Wells Fargo Capital Finance, LLC, as agent and lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date:	June 16, 2022	By:	/s/ John DeZee
			Name:	John DeZee
			Title:	Executive Vice President, General Counsel and Secretary